Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50301, 33-62155, 333-01519, 333-02353, 333-26961, 333-26963, 333-86983, 333-86985, 333-86987, 333-75524, 333-97121, 333-104701, 333-115044, 333-127161, 333-136241 and 333-142575) and on Form S-3 (Nos. 333-22867, 333-119921, 333-136309, 333-145606) of AGL Resources Inc. of our report dated February 5, 2008 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
February 5, 2008